MUTUAL FUND SERVICES AGREEMENT
Fund Administration Services Fund,4ccounting Services Transfer Agency Services between ROULSTON FUNDS and UNIFIED FUND SERVICES, INC.
July 1, 2000

Exhibit A - Portfolio Listing

Exhibit B - Fund Administration Services Description Exhibit C - Fund Accounting Services Description Exhibit D - Transfer Agency Services Description Exhibit E
- Fees and Expenses

Unified Fund Services, Inc.                                   Roulston Funds - I


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MUTUAL FUND SERVICES AGREEMENT

AGREEMENT (this "Agreement"), dated as of July 1, 2000, between the Roulston Funds, an Ohio business trust (the "Fund"), and Unified Fund Services, Inc., an Indiana corporation ("Unified").

WIT'NESSTH:
WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the " 1940 Act"); and WHEREAS, the Fund wishes to retain Unified to provide certain transfer agent, fund accounting and administration services with respect to the Fund, and Unified is willing to furnish such services; NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:
Section 1. Apl2ointmen . The Fund hereby appoints Unified to provide transfer agent, fund accounting and fund administration services for the Fund, subject to the supervision of the Board of Trustees of the Fund (the "Board"), for the period and on the terms set forth in this Agreement. Unified accepts such appointment and agrees to fumish the services herein set forth in return for the compensation as provided in Section 6 and Exhibit E to this Agreement. The Fund will initially consist of the portfolios, funds and/or classes of shares (each a "Portfolio"; collectively the "Portfolios") listed on Exhibit A. The Fund shall notify Unified in writing of each additional Portfolio established by the Fund. Each new Portfolio shall be subject to the provisions of this Agreement, except to the extent that the provisions (including those relating to the compensation and expenses payable by the Fund and its Portfolios) may be modified with respect to each new Portfolio in writing by the Fund and Unified at the time of the addition of the new Portfolio.
Section 2. Representations and Warranties of Unified. Unified represents and warrants to the Fund that: (a) Unified is a corporation duly organized and existing under the laws of the State of Indiana; (b) Unified is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement, and all requisite corporate proceedings have been taken by Unified to authorize Unified to enter into and perform this Agreement;
(c) Unified has, and will continue to have, access to the facilities, personnel and equipment required to fully perform its duties and obligations hereunder, and Unified has been in, and shall continue to be in, substantial compliance with all provisions of applicable securities law, including Section 17A(c) of the Securities Exchange Act of 1934, as amended, required in connection with the performance of its duties under this Agreement; (d) no legal or administrative proceedings have been instituted or threatened against Unified that would impair its ability to perform its duties and obligations under this Agreement; and (e) Unified's entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of Unified or any law or regulation applicable to Unified. Section 3. Rel2resentations and Warranties of the Fund. The Fund represents and warrants to Unified that:

Unified Fund Services, Inc.                                             Roulston
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(a) the Fund is a business trust duly organized and existing under the laws of the State of Ohio; (b) the Fund is empowered under applicable laws and by its Declaration of Trust and By-Laws to enter into and perform this Agreement, and the Fund has taken all requisite proceedings to authorize the Fund to enter into and perfon-n this Agreement; (e) the Fund is an investment company properly registered under the 1940 Act; a registration statement under the Securities Act of 1933, as amended (" 1933 Act") and the 1940 Act on Form N-IA has been filed and will be effective and will remain effective during the term of this Agreement, and, to the best of its knowledge, all necessary filings under the laws of the states will have been made as of the date of this Agreement by the Fund's prior service provider; (d) no legal or administrative proceedings have been instituted or threatened against the Fund that would impair its ability to perform its duties and obligations under this Agreement; and (e) the Fund's entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it. Section 4. Delivery of Documents. The Fund will promptly fumish to Unified such copies, properly certified or authenticated, of contracts, documents and other related information that Unified may request or requires to properly discharge its duties. Such documents may include but are not limited to the following: (a) Resolutions of the Board authorizing the appointment of Unified to provide certain transfer agency, fund accounting and administration services to the Fund and approving this Agreement; (b) The Fund's Declaration of Trust; (c) The Fund's By-Laws; (d) The Fund's Notification of Registration on Form N-SA under the 1940 Act as filed with the

Securities and Exchange Commission ("SEC");
(e) The Fund's registration statement including exhibits, as amended, on Form N-IA (the "Registration Statement") under the 1933 Act and the 1940 Act, as filed with the SEC; (f) Copies of the Management Agreement between the Fund and its investment adviser (the "Advisory Agreement"); (g) Opinions of counsel and auditors reports; (h) The Fund's Prospectus and Statement of Additional Information relating to all Portfolios and all amendments and supplements thereto (such Prospectus and Statement of Additional Information and supplements thereto, as presently in effect and as from time to time hereafter amended and supplemented, herein called the "Prospectuses"); and (i) Such other agreements as the Fund may enter into from time to time including securities lending agreements, futures and commodities account agreements, brokerage agreements, and options agreements. Section 5. Services Provided by Unified. (a) Unified will provide the following services subject to the direction and supervision of the Board and in compliance with the objectives, policies and limitations set forth in the Fund's Registration Statement, Declaration of Trust and By-Laws; applicable laws and regulations; and all resolutions and policies implemented

Unified Fund Services, Inc.                                       Roulston Funds
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by the Board:
(i)   Fund Administration as described on Exhibit B to this Agreement.
@@9

(ii) Fund Accounting , as described on Exhibit C to this Agreement. (iii) Transfer Agenqy, as described on Exhibit D to this Agreement. (iv) Dividend Disbursin . Unified will serve as the Fund's dividend disbursing agent. Unified will prepare and mail checks, place wire transfers of credit income and capital gain payments to shareholders. The Fund will advise Unified in advance of the declaration of any dividend or distribution and the record and payable date thereof. Unified will, on or before the payment date of any such dividend or distribution, notify the Fund's Custodian of the estimated amount required to pay any portion of such dividend or distribution payable in cash, and on or before the payment date of such distribution, the Fund will instruct its Custodian to make available to Unified sufficient funds for the cash amount to be paid out. If a shareholder is entitled to receive additional sharer by virtue of any such distribution or dividend, appropriate credits will be made by Unified to each shareholder's account, and each shareholder will receive a statement from Unified indicating the number of shares credited to his/her account.
(b)   Unified will also:
(i) provide office facilities with respect to the provision of the services contemplated herein (which may be in the offices of Unified or a corporate affiliate of Unified); (ii) provide or otherwise obtain personnel sufficient, for provision of the services contemplated herein; provided, however, that no service to be provided by Unified pursuant to this Agreement may be subcontracted or assigned to any person or entity, except any affiliate of Unified, without the Fund's prior written consent. If Unified violates this
Section 5(b)(ii), then (A) the Fund may immediately terminate this Agreement without penalty to the Fund, including without the payment of any termination/conversion fee notwithstanding the provisions of Section 9 of this Agreement and (B) Unified will bear all costs associated with the Fund's conversion to another service provider, including those described in Section 9 of this Agreement. Subject to the prior written consent of the Fund, which consent may be withheld for any reason, Unified may, at its expense, subcontract with any entity or person concerning the provision of the services contemplated hereunder; provided, however, that Unified shall not be relieved of any of its obligations or liability under this Agreement by the appointment of such subcontractor.
(iii) furnish equipment and other materials, which Unified, in its sole discretion, believes are necessary or desirable for provision of the services contemplated herein; and (iv) keep records relating to the services provided hereunder in such form and manner as set forth on Exhibits B, C and D and as Unified may otherwise deem appropriate or advisable, all in accordance with the 1940 Act. To the extent required by Section 31 of the 1940 Act and the rules thereunder, Unified agrees that all such records prepared or maintained by Unified relating to the services provided hereunder are the property of the Fund and will be preserved for the periods prescribed under Rule 3 1 a-2 under the 1940 Act, and made available in accordance with such Section and rules. Unified further agrees to surrender promptly to the Fund upon its request and cease to retain in its records and files those records and documents created and maintained by Unified pursuant to this Agreement.
(c) With respect to the services Unified is obligated to provide to the Fund's shareholders pursuant to this Section 5, Unified shall provide training to its staff to ensure that the Fund's shareholders receive acceptable service with respect to their mutual fund needs. Unified agrees to provide such services pursuant to the service

Unified Fund Services, Inc.                                           Roulston
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standards that are included in Exhibit D hereto and in the time frames provided therein. The Fund will report in writing to the Fund at least monthly on its performance and will make its best efforts to correct any deficiencies.
Best efforts shall include, but not necessarily be limited to, the Unified's design and implementation of a plan, satisfactory to the Fund, to reach a standard, as promptly as possible and at Unified's sole expense. Unified may suggest for the Fund's consideration, the amendment of any service standard or a timetable for meeting a service standard.
If after a reasonable time as determined by the Fund and Unified, Unified does not, or is not able to, substantially perform its duties under this Agreement as specified herein, then (A) the Fund may immediately terminate this Agreement, without penalty to the Fund, including without the payment of any termination/conversion fee notwithstanding the provisions of Section 9 of this Agreement and (B) Unified will bear all costs its associated with the Fund's conversion to another service provider, including those described in Section 9 of this Agreement.
Section 6.      Fees: Expenses: Expense Reimbursement.
(a) As compensation for the services rendered to the Fund pursuant to this Agreement the Fund shall pay Unified monthly fees determined as set forth on Exhibit E to this Agreement. Such fees are to be billed monthly and shall be due and payable within 30 days of receipt of the invoice. Upon any termination of this Agreement and before the end of any month, the fee for the part of the month before such termination shall be pro rated based upon the fee normally due for the full monthly period and shall be payable upon the date of termination of this Agreement. (b) For the purpose of determining fees calculated as a function of the Fund's net assets, the value of the the Fund's net assets shall be computed as required by the Prospectus, generally accepted accounting principles, and resolutions of the Board.
(c) Unified will ftom time to time employ or associate with such person or persons as may be appropriate to assist Unified in the performance of this Agreement. Such person or persons may be officers and employees who are employed or designated as officers by both Unified and the Fund. The compensation of such person or persons for such employment shall be paid by Unified and no obligation will be incurred by or on behalf of the Fund in such respect.
(d) Unified will bear all of its own expenses in connection with the performance of the services under this Agreement except as otherwise expressly provided herein. The Fund agrees to promptly reimburse Unified for any equipment and supplies specially ordered by or for the Fund through Unified and for any other expenses not contemplated by this Agreement that Unified may incur on the Fund's behalf at the Fund's request or as consented to by the Fund. Such other expenses to be incurred in the operation of the Fund and to be bome by the Fund include, but are not limited to: taxes; interest; brokerage fees and commissions; salaries and fees of officers and trustees who are not officers, directors, shareholders or employees of Unified, or the Fund's investment adviser or distributor; SEC and state Blue Sky registration and qualification fees, levies, fines and other charges; advisory fees; charges and expenses of custodians; insurance premiums including fidelity bond premiums; auditing and legal expenses; costs of maintenance of corporate existence; expenses of typesetting and printing of prospectuses and for distribution to current shareholders of the Fund; expenses of printing and production cost of shareholders' reports and proxy statements and materials; costs and expense of Fund stationery and forms; costs and expenses of special telephone and data lines and devices; costs associated with corporate, shareholder, and Board meetings; and any extraordinary and other customary Fund expenses. In addition, Unified may utilize one or more independent pricing services, approved from time to time by the Board, to obtain securities prices and to act as backup to the primary pricing services, in connection with determining the net asset values of the Fund, and the Fund will reimburse Unified for the Fund's share of the cost of such services based upon the actual usage, or a pro- rata estimate of the use, of the services for the benefit of the Fund.

Unified Fund Services, Inc.                                       Roulston Funds
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(e) The Fund may request additional services, additional processing, or special reports. Such requests may be provided by Unified at additional charges. In this event, the Fund shall submit such requests in writing together with such specifications as may be reasonably required by Unified, and Unified shall respond to such requests in the form of a price quotation. The Fund's written acceptance of the quotation must be received prior to implementation of such request. Additional services will be charged at Unified's standard rates as defined in Exhibit E.
(f) All fees, out-of-pocket expenses, or additional charges of Unified shall be billed on a monthly basis and shall be due and payable upon receipt of the invoice. Unified will render, after the close of each month in which services have been furnished, a statement reflecting all of the charges for such month. Charges remaining unpaid after thirty (30) days shall bear interest in finance charges equivalent to, in the aggregate, the Prime Rate (as publicly announced by Firstar Bank, N.A., from time to time) plus 2.00% per year and all costs and expenses of effecting collection of any such sums, including reasonable attorney's fees, shall be paid by the Fund to Unified.
In the event that the Fund is more than sixty (60) days delinquent in its payments of monthly billings in connection with this Agreement (with the exception of specific amounts which may be contested in good faith by the Fund), this Agreement may be terminated upon thirty (30) days' written notice to the Fund by Unified. The Fund must notify Unified in writing of any contested amounts within thirty (30) days of receipt of a billing for such amounts. Disputed amounts are not due and payable while they are being investigated.
Section 7. Confidentiatily.
(a) Under the terms of this Agreement, Unified will receive or have access to Confidential Information (defined below) of the Fund. Unified shall not, in any manner or at any time, directly or indirectly, disclose any of the Fund's Confidential Information to any person, firm, association, organization or entity, or use, or permit or assist any person, firm, association, organization or entity (other than the Fund and its Permitted Recipients (defined below)) to use, any Confidential Information, excepting only (i) disclosures (A) required by law or requested by appropriate regulatory agency, as reasonably determined by the disclosing party or its legal counsel, or (B) made confidentially to Unified's directors, officers, employees (limited to those who need to know such Confidential Information in connection with this Agreement), and legal, accounting and other professional advisors (collectively, the "Permitted Recipients"); or (ii) the use of such Confidential Information by the Permitted Recipients in connection with this Agreement; provided that Unified shall (iii) make its Permitted Recipients aware of the requirements of this Section 7, (iv) take reasonable steps to prohibit disclosure of the Confidential Information by any Permitted Recipient to any other person or entity except another Permitted Recipient, including without limitation at least such steps as that party customarily takes to protect its own Confidential Information and (v) be responsible and liable for any disclosure or use of such Confidential Information by any of its Permitted Recipients, except disclosures or uses permitted by this Section 7. All Confidential Information of the Fund is the property of the Fund.
(b) For purposes of this Agreement, "Confidential Information" of the Fund shall mean all trade secrets, proprietary data and other confidential information relating to the Fund or its business, including without limitation financial, tax, accounting and other information regarding business operations or structure; shareholder names and all other shareholder-related information and lists (including without limitation shareholder account numbers, amounts within shareholder accounts and information provided to Unified regarding a shareholder who subsequently ceases to be a shareholder); business plans; and any and all other information which Unified or the Fund is bound to treat as confidential pursuant to any law or any agreement or course of dealing by which Unified is bound; provided that Confidential Information shall not include information which (i) is or becomes known or available to the public and did not become so known through the breach of this Section 7 by Unified, (ii) is lawfully acquired from a third party without any breach of any confidentiality restriction, or
(iii) is already in the possession of Unified at the time which it is disclosed to Unified by the Fund.

Unified Fund Services, Inc.                                             Roulston
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(c) Upon the earlier of the Fund's request or the termination of this Agreement,
Unified shall immediately return to the Fund any documents and materials containing Confidential Information which are in Unified's possession or under its control. In the event of the termination of this Agreement, Unified's obligations in the preceding sentence are conditioned upon Unified's having received all compensation due to it pursuant to Section 9 of this Agreement.
(d) Each party hereby agrees that (i) this Section 7 is fundamental for the protection of the Fund's legitimate business interests; (ii) this Section 7 is reasonable and appropriate in all respects and (iii) in the event Unified breaches or threatens to breach this Section, the Fund would suffer irreparable harm and the Fund's remedies at law would be inadequate. Accordingly, in the event Unified breaches or threatens to breach this Section 7, the Fund shall be entitled, in addition to any other remedies which may be available under applicable law or otherwise, to (iv) a temporary restraining order, temporary and permanent injunctions, specific performance and other equitable relief without any showing of irreparable harm or damage or the posting of any bond, in addition to any other rights or remedies which may then be available to the Fund and (v) recovery from the Fund of its costs, expenses and reasonable attorneys' fees (e) The provisions of this Section 7 shall survive the termination of this Agreement. Section 8. Duties, Resl?onsibilities and Limitations of Liability.

(a) In the performance of its duties hereunder, Unified shall be obligated to exercise due care and diligence, and to act in good faith in performing the services provided for under this Agreement. In performing its services hereunder, Unified shall be entitled to rely on any oral or written instructions, notices or other communications from the Fund and its custodian, officers and trustees, investors, agents and other service providers which Unified reasonably believes to be genuine, valid and authorized. Unified shall also be entitled to consult with and rely on the advice and opinions of outside legal counsel retained by the Fund, as necessary or appropriate.
(b) Unified shall not be liable for any error of judgment or mistake of law or for any loss or expense suffered by the Fund, in connection with the matters to which this Agreement relates, except for a loss or expense solely caused by or resulting from willful misfeasance, bad faith or negligence on Unified's part in the performance of its duties or from reckless disregard by Unified of its obligations and duties under this Agreement. Any person, even though also an officer, director, partner, employee or agent of Unified, who may be or become an officer, trustee or employee of the Fund, shall be deemed when rendering services to the Fund or acting on any business of the Fund as such trustee, employee or officer (other than services or business in connection with Unified's duties hereunder) to be rendering such services to or acting solely for the Fund and not as an officer, director, partner, employee or agent or person under the control or direction of Unified even though paid by Unified.
(c) Except for a loss or expense solely caused by or resulting from willful misfeasance, bad faith or negligence on Unified's part in the performance of its duties or from reckless disregard by Unified of its obligations and duties under this Agreement, Unified shall not be responsible for, and the Fund shall indemnify and hold Unified harmless from and against, any and all losses, damages, costs, reasonable attorneys' fees and expenses, payments, expenses and liabilities arising out of or attributable to:
(i) all actions of Unified or its officers or agents required to be taken pursuant to this Agreement; (ii) the reliance on or use by Unified or its officers or agents of information, records, or documents which are received by Unified or its officers or agents and fumished to it or them by or on behalf of the Fund, and which have been prepared or maintained by the Fund or any third party on behalf of the Fund; (iii) the Fund's refusal or failure to comply with the terms of this Agreement or the Fund's lack of good faith, or its actions, or lack thereof involving negligence or willful misfeasance;

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(iv) the breach of any representation or warranty of the Fund hereunder;
(v) the taping or other form of recording of telephone conversations or other forms of electronic communications with investors and shareholders, or reasonable '-" reliance by Unified on telephone or other electronic instructions of any person acting on behalf of a shareholder or shareholder account for which telephone or other electronic services have been authorized; (vi) the reliance on or the carrying out by Unified or its officers or agents of any proper instructions reasonably believed to be duly authorized by, or requests of, the Fund; (vii) any delays, inaccuracies, errors in or omissions from data provided to Unified by data and pricing services; (viii) the offer or sale of shares by the Fund in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state, or in violation of any stop order or other determination or ruling by any federal agency or any state agency with respect to the offer or sale of such shares in such state (1) resulting from activities, actions, or omissions by the Fund or its other service providers and agents, or (2) existing or arising out of activities, actions or omissions by or on behalf of the Fund prior to the effective date of this Agreement; and (ix) the compliance by the Fund, its investment adviser, and its distributor with applicable securities, tax, commodities and other laws, rules and regulations. Section 9. Terms. This Agreement shall become effective on the date first herein above written and shall continue for an initial term of two years, unless terminated earlier as provided in this Agreement,. Thereafter, this Agreement shall continue in effect unless terminated by either party on at least one hundred twenty (120) days' prior written notice. Upon termination of this Agreement, the Fund shall pay to Unified such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of termination or the date that the provision of services ceases, whichever is sooner. This Agreement may be modified or amended from time to time by mutual agreement between the parties hereto. Should the Fund exercise its right to terminate this Agreement as provided for in this Section 9, the Fund agrees to pay a tennination/conversion fee, simultaneous with the transfer of all Fund records to the successor mutual fund service provider(s), in an amount equal to the total compensation payable to Unified under this Agreement for the 30 day period immediately preceding the termination notice date. In addition, the Fund agrees to pay for all conversion tape set-up fees, test conversion preparation and processing fees and final conversion fees. Such compensation to Unified shall be for the expenses incurred in connection with the retrieval, compilation and movement of books, records and materials relative to the deconversion or conversion of Fund records to the successor mutual fund service provider as directed by the Fund. Notwithstanding the foregoing, any amount owed by the Fund to Unified prior to the ten-nination/conversion shall still be due and payable under the terms of this Agreement. No such compensation shall be due to Unified if Unified terminates this Agreement for reasons other than a default by the Fund. Should Unified exercise its right to terminate this Agreement as provided for in this Section 9, Unified agrees to pay for all of its conversion tape set-up fees, test conversion preparation and processing fees, final conversion fees, and the expenses incurred in connection with the movement of books, records and materials relative to the deconversion or conversion of the Fund's records to the successor mutual fund service provider as directed by the Fund.

Upon the termination of the Agreement for any reason, Unified agrees to provide the Fund with complete and accurate transfer agency, fund accounting and administration records and to assist the Fund in the orderly

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transfer of accounts and records. Without limiting the generality of the foregoing, Unified agrees upon termination of this Agreement: (a) to deliver to the successor mutual fund service provider(s), computer tapes containing the Fund's accounts and records together with such record layouts and additional information as may be necessary to enable the/successor mutual fund service provider(s) to utilize the information therein; (b) to cooperate with the successor mutual fund service provider(s) in the interpretation of the Fund's account and records; (c) to forward all shareholder calls, mail and correspondence to the new mutual fund service provider(s) upon de-conversion; and (d) to act in good faith, to make the conversion as smooth as possible for the successor mutual fund service provider(s) and the Fund.
Section 10. Notic@S-. Any notice required or permitted hereunder shall be in writing and shall be deemed to have been given when delivered in person or by certified mail, return receipt requested, to the parties at the following address (or such other address as a party may specify by notice to the other):
(a) If to the Fund, to:
Rouiston Funds
3636 Euclid Avenue Suite 3000
Cleveland, OH 441 1 5
Attention: Secretary - Roulston Funds
(b)    If to Unified, to:
Unified Fund Services, Inc.
431 North Pennsylvania Street Indianapolis, Indiana 46204 Attention: President Notice shall be effective upon receipt if by mail, on the date of personal delivery (by private messenger, courier service or otherwise) or upon confirmed receipt of telex or facsimile, whichever occurs first. Section 11. Assignability. This Agreement shall not be transferred, assigned, sold or in any manner hypothecated or pledged (collectively, "transferred") by a party without the prior written consent of the other party. Any transfer of this Agreement without the prior written consent of the other party will cause the Agreement to immediately terminate. (As used in this Agreement, the term "assignment" shall have the same meaning as ascribed to such term in the 1940 Act).
Section 12. Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

Section 13. Force Maieure. No party shall be responsible or liable to the other party to this Agreement for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or

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indirectly, by circumstances beyond its control, including without limitations, acts of God, earthquake, fires, floods, wars, acts of civil or military authorities, or governmental actions, nor shall any such failure or delay give such other party the right to terminate this Agreement other than as otherwise provided for in this Agreement.
Section 14. Use of Name. The Fund and Unified agree not to use the other's name nor the names of such othees affiliates, designees, or assignees in any prospectus, sales literature, or other printed material written in a manner not previously, expressly approved in writing by the other or such othees affiliates, designees, or assignees except where required by the U.S. Securities and Exchange Commission or any state agency responsible for securities regulation.
Section 15. Amendments. This Agreement may be modified or amended from time to time by mutual written agreement between the parties. No provision of this Agreement may be changed, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.
Section 16. Severabilitv. If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.
Section 17. Governing Law. This Agreement shall be governed by the laws of the State of Indiana. Section 18. Limitation of Liability of the Trustees and Shareholders. Rouiston Funds is a business trust organized under Chapter 1746, Ohio Revised Code and under a Declaration of Trust, to which reference is hereby made and a copy of which is on file at the Office of the Secretary of State of Ohio as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Rouiston Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of the Fund personally, but bind only the assets of the Fund, as set forth in Section 1746.13(A), Ohio Revised Code, and all persons dealing with any of the Portfolios of the Fund must took solely to the assets of the Fund belonging to such Portfolio for the enforcement of any claims against the Fund.

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     IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this  Mutual Fund
Services Agreement to be signed by their respective duly authorized officers as of the day and year first above written.

        Roulston Funds

        By:__/s/__________________ Date___3/31/00_________

        Print Name:___Kenneth_J. Coleman_________
        Title:___Chief Operating Officer____________________
        Attest:__Colleen L. Rizzo_____________________

        Unified Fund Services, Inc.

        By:__/s/__________________ Date___3/30/00____

        Print Name:___David A. Bogaert__________
        Title:___President______________________
        By:___/s/_______________________________ Date__3/30/00__
        Print Name:__Linda Lawson_______________
        Title:__Sr. Vice President, C.O.O.______
        Attest:__Carol J. Highsmith_____________

EXHIBIT A to Mutual Fund Services Agreement
List of Portfolios

Roulston Growth Fund

Rouiston Growth and Income Fund

Roulston Government Securities Fund Rouiston Emerging Growth Fund

Roulston International Equity Fund

Unified Fund Services,
Inc.                                                        Rouiston Funds - 12

EXMBIT B to Mutual Fund Services Agreement
General Description of Fund Administration Services

1. Financial and Tax Reportin

A. Prepare agreed upon management reports and Board of Trustees materials such as unaudited financial statements, distribution summaries, expense accruals, portfolio turnover, performance statistics, activity summaries, portfolio compliance support documentation, and deviations of mark-to-market valuation and the amortized cost for money market funds.

B.   Report Fund performance to outside services as directed by Fund management.
     C. Prepare and file Fund's Form N-SAR with the SEC.

D. Prepare and coordinate printing of Fund's Semiannual and Annual Reports to Shareholders.

E. In conjunction with transfer agent, notify shareholders as to what portion, if any, of the distributions made by the Fund's during the prior fiscal year were exempt-interest dividends under Section 852(b)(5)(A) of the Code.

F. Provide Form 1099-MISC to persons other than corporations (i.e., Trustees) to whom the Fund paid more than $600 during the year.

G. Provide financial information for Fund proxy statements and Prospectuses (Expense Table). 11. Portfolio Comi2liance

A.   Assist  with  monitoring  each   Portfolio's   compliance  with  investment
     restrictions (e.g., issuer or industry diversification, etc.) listed in the current Prospectus and Statement of Additional Information.

B.   Assist with monitoring each Portfolio's compliance with the requirements of
     Section 851 of the Code for qualification as a RIC (i.e., 90% Income and Diversification Tests of Sub Chapter M).

C. Assist with monitoring investment manager's compliance with Board directives such as "Approved Issuers Listings for Repurchase Agreements", Rule 17a-7, and Rule 12d-3 procedures.

Unified Fund Services, Inc.                                       Rouiston Funds
- 13

111.  Regulatory Affairs and Co!Morate Governance

A.   Assist  Fund  counsel  in the  preparation  and  filing  of  post-effective
     amendments  to  the  Fund's   registration   statement  on  Form  N-IA  and
     supplements as needed.

B. Administer shareholder meetings, and assist Fund counsel in the preparation and filing of proxy materials.

C.      Prepare and file Rule 24f-2 Notices.

D. Perform Blue Sky compliance functions: Prepare and file all state notifications of intent to sell the Fund's securities including annual renewals, adding new Portfolios, preparing and filing sales reports, filing copies of the registration statement and final prospectus and statement of additional information, and increasing registered amounts of securities in individual states. Notify Fund of sales exceeding warning levels, recommend action and register additional shares upon Fund approval.

E.      Prepare Board materials for all Board meetings.

F. Assist with the review and monitoring of fidelity bond and errors and omissions insurance coverage and make any related regulatory filings.

G. Prepare and update documents such as charter document, By-Laws, foreign qualification filings.

H. Assist in identifying and monitoring pertinent regulatory and legislative developments which may affect the Fund and, in response to the results of such monitoring, coordinate and provide support to the Fund and the Fund's investment adviser with respect to those developments and results, including support with respect to routine regulatory examinations or investigations of the Fund, and with respect to such matters, to work in conjunction with outside counsel, auditors and other professional organizations engaged by the Fund.

1. File copies of financial reports to shareholders with the SEC under Rule 3Ob2- 1.

IV. General Administration

A. For new Portfolios obtain Employer Identification Number and CUSIP numbers. Estimate organizational costs and expenses and monitor against actual disbursements.

B. Coordinate all communications and data collection with regard to any regulatory examinations and yearly audits by independent accountants.

Unified Fund Services, Inc.                                       Rouiston Funds
- 14

EXHIBIT C to Mutual Fund Services Agreement
Description of Fund Accounting Services

1.   General Description
Unified shall provide the following accounting services to the Fund:

A.   Calculate  dividend  and capital  gain  distributions  in  accordance  with distribution icies detailed in the Fund's Prospectus. Assist Fund management in making final determinations of d s ibution amounts in meeting compliance with applicable tax provisions as directed by the Fund's account

B. Estimate and recommend year-end dividend and capital gain distributions necessa. establish Fund's status as a regulated investment company ("RIC") under Section 4982 of the lnte a revenue Code of 1986, as amended (the "Code") regarding minimum distribution requirements.

C. Assist the Fund's public accountants or other professionals in preparing and filing d's Federal tax return on Form 1120-RIC along with all state and local tax returns where applicable. Also assist in preparing and filing Federal Excise Tax Return (Form 8613).

D. Maintain the books and records and accounting controls for the Fund's assets, including records of all securities transactions.

E. Calculate each Portfolio's net asset value in accordance with the Prospectus, monitor the Fund's portfolio for corporate actions, established variance levels, proper pricing, necessary manual pricing, and (once the Portfolio meets eligibility requirements) transmit to NASDAQ and to such other entities as directed by the Fund.

F. Account for dividends and interest received and distributions made by the Fund.

G. Prepare Fund or Portfolio expense projections, establish accruals and review on a periodic basis, including expenses based on a percentage of Fund's average daily net assets (advisory, distribution/12bl and administrative fees) and expenses based on actual charges annualized and accrued daily (audit fees, registration fees, directors' fees, etc.). Monitor expense limitations, if applicable.

H. Produce transaction data, financial reports and such other periodic and special reports as the Board may reasonably request.

1.       Liaison with the Fund's independent auditors.

J.   Monitor  and  administer   arrangements   with  the  Fund's  Custodian  and
     depository banks.

K. A listing of reports that will be prepared, monitored for accuracy and available to the Fund is included below.

Unified Fund Services, Inc.                                          Rouiston
Funds - 15

11. Daily Reports

A.      General Ledger Reports
1. Trial Balance Report
2. General Ledger Activity Report

B.      Portfolio Reports
I .Portfolio Report 2. Cost Lot Report
3. Purchase Journal
4. SelYMaturity Journal
5. Amortization/Accretion Report 6. Maturity Projection Report

C.     Pricing Reports
I .Pricing Report
2. Pricing Report by Market Value 3. Pricing Variance by % Change 4. NAV Report
5. NAV Proof Report
6. Money Market Pricing Report

D.     Accounts Receivable/Payable Reports

1. Accounts Receivable for Investments Report

2. Accounts Payable for Investments Report

3. Interest Accrual
Report

4. Dividend Accrual Report
E.      Other Reports
1. Dividend Computation Report 2. Cash Availability Report 3. Settlement Journal
111. Monthly Reports
Standard Reports
I .Cost Proof Report
2. Transaction History Report

3. Realized Gain/Loss Report
4. Interest Record Report
5. Dividend Record Report
6. Broker Commission Totals
7. Broker Principal Trades
S. Shareholder Activity Report
9. Fund Performance Report
10. SEC Yield Calculation Work Sheet (fixed-income funds only)
IV. Other agreed upon reports not listed above.
Unified Fund Services, Inc.                                  Roulston Funds - 16

EXHIBIT D to Mutual Fund Services Agreement
Description of Transfer Aizency Services
The following is a general description of the transfer agency services Unified shall provide to the Fund.

A. Shareholder Recordkeeping. Maintain records showing for each Fund shareholder the following: (i) name, address and tax identifying number; (ii) number of shares of each Portfolio; (iii) historical information including, but not limited to, dividends paid and date and price of all transactions including individual purchases and redemptions; and (iv) any dividend reinvestment order, application, dividend address and coffespondence relating to the current maintenance of the account.

B. Shareholder Issuance. Record the issuance of shares of each Portfolio. Except as specifically agreed in writing between Unified and the Fund, Unified shall have no obligation when countersigning and issuing and/or crediting shares to take cognizance of any other laws relating to the issue and sale of such shares except insofar as policies and procedures of the Stock Transfer Association recognize such laws.

C. Purchase Orders. Process all orders for the purchase of shares of the Fund in accordance with the Fund's current registration statement. Upon receipt of any check or other payment for purchase of shares of the Fund from an investor, Unified will (i) stamp the envelope with the date of receipt, (ii) forthwith process the same for collection, (iii) determine the amounts thereof due the Fund, and notify the Fund of such determination and deposit, such notification to be given on a daily basis of the total amounts determined and deposited to the Fund's custodian bank account during such day. Unified shall then credit the share account of the investor with the number of Portfolio shares to be purchased made on the date such payment is received by Unified, as set forth in the Fund's current prospectus and shall promptly mail a confirmation of said purchase to the investor, all subject to any instructions which the Fund may give to Unified with respect to the timing or manner of acceptance of orders for shares relating to payments so received by it.

D. Redeml2tion Orders. Receive and stamp with the date of receipt all requests for redemptions or repurchase of shares held in certificate or non-certificate form, and process redemptions and repurchase requests as follows: (i) if such certificate or redemption request complies with the applicable standards approved by the Fund, Unified shall on each business day notify the Fund of the total number of shares presented and covered by such requests received by Unified on such day; (ii) on or prior to the seventh calendar day succeeding any such requests received by Unified, Unified shall notify the Custodian, subject to instructions from the Fund, to transfer monies to such account as designated by Unified for such payment to the redeeming shareholder of the applicable redemption or repurchase price; (iii) if any such certificate or request for redemption or repurchase does not comply with applicable standards, Unified shall promptly notify the investor of such fact, together with the reason therefor, and shall effect such redemption at the Fund's price next determined after receipt of documents complying with said standards, or, at such other time as the Fund shall so direct.

E. Telel2hone Orders. Process redemptions, exchanges and transfers of Fund shares upon telephone instructions from qualified shareholders in accordance with the procedures set forth in the Fund's current Prospectus. Unified shall be permitted to redeem, exchange and/or transfer Fund shares from any account for which such services have been authorized.

F. Transfer of Shares. Upon receipt by Unified of documentation in proper form to effect a transfer of shares, including in the case of shares for which certificates have been issued the share certificates in proper form for transfer, Unified will register such transfer on the Fund's shareholder records maintained by Unified

Unified Fund Services, Inc.                                       Roulston Funds
- 17
pursuant to instructions received from the transferor, cancel the certificates representing such shares, if any, and if so requested, countersign, register, issue and mail by first class mail new certificates for the same or a smaller whole number of shares.

G. Shareholder Communications and Meetings. Address and mail all communications by the Fund to its shareholders promptly following the delivery by the Fund of the material to be mailed. Prepare shareholder lists, mail and certify as to the mailing of proxy materials, receive the tabulated proxy cards, render periodic reports to the Fund on the progress of such tabulation, and provide the Fund with inspectors of election at any meeting of shareholders.

H. Share Certificates. If the Fund issues certificates, and if a shareholder of the Fund requests a certificate representing his shares, Unified as Transfer Agent, will countersign and mail by first class mail with receipt confirmed, a share certificate to the investor at his/her address as it appears on the Fund's transfer books. Unified shall supply, at the expense of the Fund, a supply of blank share certificates. The certificates shall be properly signed, manually or by facsimile, as authorized by the Fund, and shall bear' the Fund's seal or facsimile; and notwithstanding the death, resignation or removal of any officers of the Fund authorized to sign certificates, Unified may, until otherwise directed by the Fund, continue to countersign certificates which bear the manual or facsimile signature of such officer.

1. Returned checks. In the event that any check or other order for the payment of money is returned unpaid for any reason, Unified will take such steps, including redepositing the check for collection or returning the check to the investor, as Unified may, at its discretion, deem appropriate and notify the Fund of such action, or as the Fund may instruct.

J. Shareholder Correspondence. Acknowledge all correspondence from shareholders relating to their share accounts and undertake such other shareholder correspondence as may from time to time be mutually agreed upon.

Unified Fund Services, Inc.                                             Rouiston
Funds - 18

EXHIBIT E to MUTUAL FUND SERVICES AGREEMENT
TRANSFER AGENCY FEE SCHEDULE The prices contained herein are effective for twelve months ftom the execution date of the Transfer Agency contract. I Conversion Fee: Manual conversion/new fund establishment - fee not to exceed S 1,500 per portfolio. Electronic conversions - S 1.50 per shareholder account with a $5,000 minimum fee. 11 Standard Base Fee for Standard Base Services Base Fee With Shareholder Services The Base Fee' is $17.00 for money market funds and $15.00 for equity/bond funds per active Shareholder Account per year with a minimum fee of $12,000' per initial Fund and/or share classes per year plus $9,000' per year for each additional Fund/share class. An Active Shareholder Account is any Shareholder Account existing on Transfer Agent's computerized files with a non-zero Share balance. There is a $.50 per account charge for any account with a zero share balance for the current month, as deten-nined on the last day of each month. The base fee will be billed on a monthly basis.
Base Fee Without Shareholder Services
The Base Fee' is $17.00 for money market funds and $15.00 for equity/bond funds per active Shareholder Account per year with a minimum fee of $10,000' per initial Fund and/or share classes per year plus $7,200' per year for each additional Fund/share class. An Active Shareholder Account is any Shareholder Account existing on Transfer Agent's computerized files with a non-zero Share balance. There is a $.50 per account charge for any account with a zero share balance for the current month, as determined on the last day of each month. The base fee will be billed on a monthly basis. The annual minimums will not apply to the Unified Taxable Money Market Fund, if it is used as the money market portfolio.
'The Base Fee does not include: forms design and printing, statement production, envelope design and printing, postage and handling, shipping, statement microfiche copies and 800 number access to Unified's shareholder services group. 'Discount based on assets per portfolio and/or share class:
$0 - 2 Million     50% $2 - 5 Million     25% $5 Plus Million      0%
Unified supports for an additional monthly fee of $0.05 per Active Shareholder account per service: receivables accounting, 12b- I fund reporting, back-end sales load recapture accounting, and/or detailed dealer and representative load commission accounting and reporting. Funds paying dividends more frequently than once per quarter (generally, money market funds) are charged an additional $0.30 per month per [Active Shareholder] account.
Unified will provide lost account search services in connection of SEC Rules 17Ad-17 and 17a-24 at a cost of $2.50 per account searched. These "Electronic Data Search Services" will be performed on a semi-annual basis. This service will apply to only Active Shareholder Accounts maintained on the transfer agency system coded as RPO accounts.
In addition to the above fees, there will be a $200.00 per day minimum fee/rerun charge when the nightly processing has be repeated due to incorrect NAV or dividend information received from the Portfolio Pricing Agent due incorrect or untimely information provided by an Advisor or its Agent

III Standard Services Provided

Unified Fund Services, Inc.
Roulston Funds - 19

-Open new accounts
-Maintain Shareholder accounts Including:
-Maintain certificate records
-Change addresses (provide written confirmation to shareholders) -Prepare daily reports on number of Shares, accounts -Prepare Shareholder federal tax information -Withhold taxes on U.S. resident and non-resident alien accounts and handle solicitation of W-9's and W-S's annually- -Reply to Shareholder calls and correspondence other than that for Fund information and related inquiries -Process purchase of Shares (including Automatic Investment Plans) -Issue/Cancel certificates (Excessive use may be subject to additional charges) -Process partial and complete redemptions (including systematic withdrawals) -Process regular and legal transfer of accounts -Mail semi-annual and annual reports -Process dividends and distributions -Prepare Shareholder meeting lists -Process one proxy per year per fund. Tabulation is limited to three. -Receive and tabulate proxies -Confirm all transactions as provided by the terms of each Shareholder's account -Provide a system which will enable Fund to monitor the total number of Shares sold in each state. System has capability to halt sales and wam of potential oversell. (Blue Sky Reports) -Determine/identify lost Shareholder accounts -Produce and mail shareholder statements, confirms and tax forms including linkage of related accounts to statements. -Monitor shareholder calls via tape and report monthly phone statistics (i.e. volume, average answer speed, abandon rates, as well as automated voice response system usage volume). -Report QC statistics monthly to management -Process transactions via check, Fed wire or ACH -Monitor timely settlement and cash movement for all activity, including NSCC. -Process shareholder account maintenance and transaction adjustments -Maintain DDA accounts and handle Cash Management -Handle IRA processing activity including: Rollover, Transfers, Distributions, Custodian Acceptance, 70 V2 Requirement notifications, RMD calculations, beneficiary and birth date information. -Prepare and oversee the microfiche (or other medium exactable to the SEC) for year-end statements and tax forms and maintain a system to access and store historical fiche for copies in research -Handle any other mutually agreed to services not listed here.

IV Standard Reports Available
- 12b- I Disbursement Report              -Holdings by Account Type - 12b- I
Disbursement Summary                      -Posting Details
-Dealer Commission Report                 -Posting Summary
-Dealer Commission Summary Report         -Settlement Summary -Exchange Activity
Report                                    -Tax Register
-Fees Paid Summary Report                 -Transactions Journal
-Fund Accrual Details                 -Other agreed upon reports not listed here
V NSCC Interfaces
-Fund/Serv and/or Networking set-up         $1,000
-Fund/Serv processing                       $ 1 00 per month -Networking
processing                                  $150 per month -Fund/Serv
transactions                         $0.35 per trade -Direct Networking expenses
Per item                                         $0.025 Monthly dividend fund
Per item                                  $0.015 Non-monthly dividend fund

Unified Fund Services, Inc.
Rouiston Funds - 20

VI   Additional Fees for Services Outside the Standard Base
-interactive Voice Response System Set-up and maintenance Pass through -Archiving of old records/storage of aged records Pass through -Off-line Shareholder research $25/hour (Billed to customer account) -Check copies $3/cach (Billed to customer account) -Statement copies $5/each (Billed to customer account) -Mutual Fund fulfiUment/prospect file maintenance $ 1.00/item -Shareholder communications charges (Faxes) Pass through -Leased Me/equipment on TA's computer system Pass through -Dial-up access to TA's computer system Pass through -Labels (including householdinp, labels) $.05 ea/$100 minimum -Electronic filings of approved forms $75/transmission -Monthly Director's Reports $25/mo/portfolio -AD-HOC REPORTWRITER Report Generation $50.00 per report -Bank Reconciliation Service $50.00 monthly maintenance fee per bank account $1.50 per bank item -Systems Programming Labor Charges:


Programmers or Consultants                        $125.00/hour
Officers                                          $150.00/hour -Additional Proxy Processing:
Each processing                                   $225.00 fixed charge per processing Preparation and
Tabulation                                        $0.145/proxy issued (includes 3 tabulations, sixteen propositions)
Each Extra Tabulation                             $23.00 fixed charge per processing $0.02 per proxy
tabulated
-IRA custody services through Unified Management
Corp                                               $15.00 per tax I.D. per IRA account type
Unified Fund Services, Inc.                        3/30/00
Roulston Funds - 21

FUND ACCOUNTING FEE SCHEDULE
The prices contained herein are effective for twelve months from the execution date of the Fund Accounting contract. Standard Fee 0.05% for the first $50 million in average net assets per portfolio per year; 0.04% from $50 million to $I 00 million in average net assets per portfolio per year; 0.03% from $100 million to $350 million in average net assets per portfolio per year; and 0.02% over $350 million in average net assets per portfolio per year.

Out of Pocket Fees: Fees charged for outside pricing services and all accompanying administrative expenditures. Subject to a $1 8,000' annual minimum per portfolio (one share class) plus $7,200' per additional share class for U.S. Domestic funds and $20,000 plus $9,000 for Intemational/Global funds. Fees are billed on a monthly basis. The annual fees will not apply to the Unified Taxable Money Market Fund, if it is used as the money market portfolio.
'Discount based on total fund assets:
$0 - 2 Million 50% $2 - 5 Million 25% $5 Million Plus 0%

Standard Services Provided
-Daily processing of Fund transactions
-Ability to specify and execute partial sales on FIFO, LIFO, high cost, low cost and specifically identified lots -"As-of' reporting, as far back as transactions are maintained -Monitoring and communication to management and adviser(s) on cash activity -General ledger processing -Calculations of Net Asset Value -Calculations of Money Market Daily Dividend Factor -Reporting of NAV to NASDAQ and Fund management -Reporting of NAV to principal reporting services (Lipper, etc.) -Daily portfolio valuation -Estimation of semi-annual income and capital gain distributions -Provide information to complete semi-annual and annual financial statements and Director's reports -Coordination with auditors -Coordination and communication with investment advisers -Payables processing -Full bond accrual, accretion, amortization, including variable rates -Daily accrual and amortization of income and expense -Full accounting for all securities transactions -Complete audit trail -Automated securities and income records -Fiscal year-end processing -Load funds processing -All other services listed under Exhibit C to the Mutual Fund Services Agreement and any mutually agreed to services not listed above.

Unified Fund Services, Inc.                      3/30/00                Roulston
Funds - 22

Standard Rei3orts Provided
-Daily cash reports
-Daily portfolio valuations -Daily Pricing Sheets
-Weekly accruals transactions listing -Standard monthly Closing Packages -Monthly general ledger activity report as requested
- Reports to assist in the preparation of semi-annual and annual financial statements -Dividend estimations worksheet -Pre-approved audit schedules -Broker commissions report for N-SAR filings -Financial schedules for proxy statements and prospectuses *Requests for Unified to provide standard reports with increased frequency may be subject to additional service fees.

Optional Services Available - Initial (for desired services)
-Additional portfolio sub-adviser fee                                     $10,000/portfolio
-Multiple custodian fee                                                   $5,000/fund group
-GNMA securities fee                                                      $2,500/portfolio -Quarterly financial
statement preparation fee                                                 $5,000/portfolio
-Creation of semi-annual and annual reports                               $3,000/fund group -Statistical
reporting fee (ICI, Lipper, Donoghue, etc.)                               $ 1 00/report
-S.E.C. audit requirements                                                pass through
-Processing of backup withholding                                         $1,500/portfolio
Special Report Generation Fees
AD-HOC Report Generation                                                  $75.00 per report
Reruns                                                                    $75.00 per run Extract
Tapes                                                                     $1 1 0.00 plus
SVstems Programmin2 Labor Charges

System Support Repesentatives $ 1 00.00/hour Programmers,Consultants or Department Heads $125.00/hour Officers $150.00/hour Rei3ricinf! Charizes For incorrect or untimely information provided by an Advisor or its Agent, Unified will charge $200.00 per day for each day that a portfolio is repriced. De-Conversion Fees
De-Conversion fees will be subject to additional charges commensurate with particular circumstances and dependent upon scope of problems.
Unified Fund Services, Inc.                         3/30/00
Roulston Funds - 23

ADMINISTRATWE SERVICES FEE SCHEDULE Standard Fee
0.07% for the first $100 million in average net assets of the portfolio per year; 0.05% ftom $I 00 million to $250 million in average net assets of the portfolio per year; 0.03% from $250 million to $500 million in average net assets of the portfolio per year; and 0.02% over $500 million in average net assets of the portfolio per year.
Subject to a $15,000' annual minimum per portfolio (one share class) plus $5,000' per additional share class. Fees are billed on a monthly basis. 'Discount based on total fund assets:
$0 - 2 Million    50% $2 - 5 Million 25% $5 Million Plus    0%

Standard Services
1. Assist in the development of and monitoring of compliance procedures for the Fund. Monitoring is limited to supervision of activities for which Unified or one of its affiliates prepares and maintains books and records. 2. Determine, together with the Fund's Board of Trustees, the jurisdictions in which the Fund's Shares are to be registered or qualified for sale.

3. Assist in the preparation of the Fund's Registration Statement on Form N I -A or any replacement thereof. Limited to one filing per the Fund's fiscal year.

4. Assist in the preparation of the Fund's prospectus and statement of additional information. Limited to one filing per the Fund's fiscal year.

5. Assist in the preparation of supplements to the prospectus and statement of additional information. Limited to one filing per six months.

6. Maintenance of the registrations or qualifications of Shares for sale under the securities laws of the states.

7. Assist in preparation, filing and mailing of Proxy Statement for Annual Shareholders Meeting. (Assistance with Special Shareholders Meetings, i.e. involving fund mergers subject to separate charge.)

8. Assist in the review of sales literature (advertisements, brochures and Shareholder communications) for the Fund, including filing with the National Association of Securities Dealers and state securities regulatory agencies. Cost of the filing is to be paid by the Fund. Limited to ten pieces of sales literature per month.

9. Assist in the monitoring of regulatory and legislative developments.

IO. Assist the Fund in routine regulatory examinations or investigations of the Fund. (Costs of preparing specially tailored reports and/or special computer programming to meet Fund's request will be subject to separate charge.) I 1. All of the services listed on Exhibit B to the Mutual Fund Services Agreement and any other mutually agreed to services not listed above.

Unified Fund Services, Inc.                       3/30/00
Roulston Funds - 24


Additional Services and Fees
1. Assistance in preparation and filing for an exemptive order
or no action letter ftom the Securities and Exchange Commission                          $1,500 minimum
2. Assist in the preparation of additional Fund's Registration
Statement on Form N I -A or any replacement thereof                                      $500 minimum
3. Assistance in preparation, filing and vote compilation of
Proxy Statement for Special Shareholders Meeting.                                        $10,000 minimum per
Special Meeting
4. Assistance in Dissolution and Deregistration of the Trust
(including related Proxy Statement)                                                      $15,000 minimum
5. Reorganization/N4erger of the Trust or portfolios (including
proxy statement and excluding tax opinion)                                               $17,000 minimum
6. Assist in the review of sales literature.                                             $35 per piece minimum 7.
State Blue Sky Registration                                                              $25 per state fimg 8. Such
other duties related to the administration of the
Trust as agreed to by Unified Fund Services.                                             Negotiable
Unified Fund Services, Inc.
3/30/00                                                      Roulston Funds - 25